UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☒	Soliciting Material under §240.14a-12

Aberdeen Total Dynamic Dividend Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABERDEEN TOTAL DYNAMIC DIVIDEND FUND
1735 Market Street, 32nd Floor

Philadelphia, PA 19103

POSTPONEMENT OF ANNUAL MEETING OF SHAREHOLDERS

To be held on October 31, 2018

TO THE SHAREHOLDERS:

The annual meeting of shareholders of Aberdeen Total Dynamic Dividend Fund (the “Fund”), to be held at Aberdeen Asset Management Inc. located at 1735 Market Street, 32nd Floor, Philadelphia, PA 19103, has been postponed from October 18, 2018 to October 31, 2018 at 10:00 a.m. (Eastern time) (the “Annual Meeting”). The Annual Meeting is being postponed to allow shareholders a longer period of time to consider the matters to be presented and allow for greater shareholder participation.

No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the proxy statement previously sent to shareholders. Proxies and voting instructions previously submitted for the Annual Meeting will be valid for the rescheduled meeting.

The purpose of the Annual Meeting is to consider and act upon the following proposals (each, a “Proposal”), and to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof:

1.              To elect one Class I Trustee to serve for a three-year term.

2.              A shareholder proposal that the Board take the necessary steps to declassify the Board of Trustees of the Fund so that all Trustees are elected on an annual basis.

Each Proposal is discussed in greater detail in the Proxy Statement and related proxy materials, which were mailed to shareholders and are available on the Fund’s website at http://www.aberdeenaod.com/en/usclosedaod/announcements. You are entitled to notice of, and to vote at, the Annual Meeting if you owned shares of the Fund at the close of business on July 20, 2018 (the “Record Date”).

We will admit to the Annual Meeting (1) all shareholders of record on the Record Date, (2) persons holding proof of beneficial ownership at the Record Date, such as a letter or account statement from the person’s broker, (3) persons who have been granted proxies, and (4) such other persons that we, in our sole discretion, may elect to admit. All persons wishing to be admitted to the Annual Meeting must present photo identification. If you plan to attend the Annual Meeting, we ask that you call us in advance at 1-800-522-5465.

FOR IMMEDIATE RELEASE

For More Information Contact:

Aberdeen Asset Management Inc.

Investor Relations

800-522-5465

Investor.Relations@aberdeenstandard.com

ABERDEEN TOTAL DYNAMIC DIVIDEND FUND ANNOUNCES POSTPONEMENT OF 2018 ANNUAL MEETING OF SHAREHOLDERS

(Philadelphia, October 12, 2018) — Aberdeen Total Dynamic Dividend Fund (NYSE: AOD) (the “Fund”), announced that it has postponed its 2018 annual meeting of shareholders (the “Annual Meeting”), which was scheduled to be held on October 18, 2018, to allow shareholders a longer period of time to consider the matters to be presented and allow for greater shareholder participation.

The rescheduled Annual Meeting will be held on October 31, 2018, at Aberdeen Asset Management Inc. located at 1735 Market Street, 32nd Floor, Philadelphia, Pennsylvania 19103. The Annual Meeting will be held at 10:00 a.m. (Eastern time).

The purpose of the Annual Meeting is to consider and act upon the following proposals, and to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof:

1. To elect one Class I Trustee to serve for a three-year term.

2. A shareholder proposal that the Board take the necessary steps to declassify the Board of Trustees of the Fund so that all Trustees are elected on an annual basis.

For more information, please review the Fund’s proxy statement, which is available at aberdeenaod.com or call the Fund’s Investor Relations line at 800-522-5465.

The Fund is traded on the secondary market through the New York Stock Exchange. The Fund’s investment return and principal value will fluctuate so that an investor’s shares may be worth more or less than the original cost. Shares of closed-end funds may trade above (a premium) or below (a discount) the net asset value (NAV) of the Fund’s portfolio. There is no assurance that the Fund will achieve its investment objective.

Aberdeen Standard Investments is a brand of the investment businesses of Aberdeen Asset Management and Standard Life Investments. In the United States, Aberdeen Standard Investments is the marketing name for the following affiliated, registered investment advisers: Aberdeen Asset Management Inc., Aberdeen Asset Managers Ltd., Aberdeen Standard Investments Australia Limited (formerly known as Aberdeen Asset Management Ltd.), Aberdeen Standard Investments (Asia) Limited (formerly known as Aberdeen Asset Management Asia Ltd.), Aberdeen Asset Capital Management, LLC, Standard Life Investments (Corporate Funds) Ltd., and Standard Life Investments (USA) Ltd.

If you wish to receive this information electronically, please contact Investor.Relations@aberdeenstandard.com

aberdeenaod.com

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